AGREEMENT

This Agreement is made as of the second day of October, 2002 between Ugomedia Interactive Corporation, a Nevada corporation ("Ugo") and Nevada Fund ("Fund") and Aldo
Rotondi or assigns ("Aldo").

1. Ugo will sell 5,000,000 shares of common stock of Ugo to Fund and Rotondi or assigns at a price of $.013 per share for the following consideration:

     $65,000.00, payable $15,000 upon execution, with a non interest bearing note from Fund secured by the stock sold for $5,000 due in 30 days after closing, and the balance due in 12 months or when Ugo is sold or merged which ever comes first.

The shares shall be divided between Fund and Aldo as mutually agreed.

2. Prior to closing, Aldo shall be elected to the Board of Directors of Ugo to fill the vacancy created by Deborah
Stapleton's resignation. Thereafter, Mike Stapleton shall resign as officer and director of Ugo, leaving Aldo as the sole director and officer of Ugo.

3. This Agreement shall be governed by and construed and accordance with the laws of the State of Nevada, both substantive and remedial. This Agreement shall be enforceable in accordance with its terms and be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, executors and administrators, but this Agreement and the respective rights and obligations of the parties hereunder shall not be assignable by any party hereto without the prior written consent of the other. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof; supersedes all prior negotiations, letters and understandings relating to the subject matter hereof; and cannot be amended, supplemented or modified except by an instrument in writing signed by the party against whom enforcement of any such amendment, supplement or modification is sought. In the event of any litigation between the parties to this Agreement relating to, or arising out of, this Agreement, the prevailing party shall be entitled to an award of reasonable attorney's fees and costs, trial and appellate levels. The failure or finding of invalidity of any provision of this Agreement shall in no manner affect the right to enforce the other provisions of same, and the waiver by any party of any breach of any provision of this Agreement shall not be construed to be a waiver by such party of any subsequent breach of any other provision.

4.  Termination

This Agreement may be terminated only by the mutual written consent of the Parties hereto and may be extended only upon the mutual written consent of the Parties.

5.  Assignability

This Agreement shall not be assignable or transferable by either Party.

6.  Governing Laws

 The validity and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The parties to this Agreement agree that any litigation arising out of the terms of the proposed Merger set forth herein shall be commenced in courts located in the State of Nevada, Clark County. All parties consent to the exclusive jurisdiction and venue of the federal and state courts located in Clark County with respect to any action arising under this Agreement.

7.  Amendment

This Agreement shall be amended only with the written consent of the Parties.

8.  Counterparts

This Agreement may be executed in multiple counterparts by original or facsimile signature, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

9.  Brokers' or Finders' Fees

Each Party shall indemnify and hold the other Party harmless from any claim for brokerage or finders' fees arising out the transactions contemplated hereby by any person claiming to have been engaged by either Party.

10. Expenses

Except as provided herein, each of Stapleton and UgoMedia, and their shareholders, respectively, shall bear its own expenses in connection with the preparation for the consummation of the transaction contemplated by this Agreement.

11.  Contemporaneous Closing

This Agreement shall close contemporaneously with that certain Agreement between Ugo and Michael Stapleton dated
October 2, 2002 attached hereto as Schedule E with that certain Agreement between Ugo and Deborah Stapleton dated
October 2, 2002 attached hereto as Schedule F. If those agreements do not close, no party to this Agreement shall close this Agreement until such closings occur or have any liability to the other party as a result thereof.

The foregoing Agreement is accepted, approved and agreed to by UgoMedia Interactive Corporation this 2d day of October,
2002.


UGOMEDIA INTERACTIVE CORPORATION


By: /s/ Michael Stapleton
   ---------------------------


Name: Michael Stapleton, President


Title:

The foregoing Agreement is accepted, approved and agreed to by Fund this 2d day of October, 2002.


Nevada Fund



By: /s/ Stephen Brock
   ---------------------


Name:   Stephen Brock, President

The foregoing Agreement is accepted, approved and agreed to by Aldo this 2d day of October, 2002.


Aldo Rotondi



By: /s/ Aldo Rotondi
   ----------------------


Name:   Aldo Rotondi